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                                             EXHIBIT 99.1


                                               For More Information:
                                               James R. Rapp
                                               (610) 902-6224

                AIRGAS, INC. REPORTS FIRST QUARTER RESULTS

                     -    STRONG AFTER-TAX CASH FLOW

                     -    SALES UP 21% IN QUARTER

                     -    PLANNED REPOSITIONING EXPENSES CONTINUE TO
                          IMPACT PROFITS

     RADNOR, Pennsylvania, July 30, l998 -- Airgas, Inc. (NYSE-ARG) today reported sales of $401 million for the quarter ended June 30, 1998, an increase of 21% from $331 million in the first quarter last year. After-tax cash flow increased 8% to $34.9 million, or $.48 per share, compared to $32.3 million, or $.47 per share, for the same quarter last year. Net earnings for the first quarter of fiscal 1999 were $11.3 million, or $.16 per share, compared to $12.2 million, or $.18 per share, a year ago.

     Repositioning costs of approximately $.03 per share, primarily for computer conversions and upgrades and personnel expenses, were incurred in the quarter. Earnings were helped by a penny per share resulting from the reversal of excess reserves associated with the previously announced first quarter divestiture of two non-strategic businesses.

     Peter McCausland, Airgas' Chairman and Chief Executive Officer, said "We continue to make important progress toward our goal of becoming a multi-billion dollar, world-class distribution company. While profits were impacted by planned repositioning costs, sales increased 21% and after-tax cash flow increased 8%. We have acquired another seven distributors so far this year and have monetized two non-strategic businesses. Most important, our Repositioning Airgas For Growth initiative is gaining momentum and is on schedule and on budget."

     Airgas, Inc. is the largest distributor of industrial, medical and specialty gases and related equipment in the United States. Its distributor network includes over 700 locations in 44 states.
















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                          Forward-Looking Statements

     This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Airgas intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include underlying market conditions, continued growth in same-store sales, costs and potential disruptive effects of the "Repositioning for Growth" initiative, implementation of information technology projects, the success and timing of intended divestitures and other factors described in the Company's reports, including Form 10-K dated March 31, 1998, filed by the Company with the Securities and Exchange Commission.

     Consolidated statements of earnings and consolidated condensed balance sheets follow on pages 3 and 4.



































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 6                         AIRGAS, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Amounts in thousands, except per share data)
                                           (Unaudited)
                                         Three Months Ended
                                             June 30,
                                        1998        1997 (a)
                                        ____        ____
Net sales:
     Distribution                     $291,962     $271,269
     Direct Industrial                  68,591       36,845
     Manufacturing                      40,220       23,298
                                       _______      _______
          Total net sales              400,773      331,412
                                       _______      _______
Costs and expenses:
     Cost of products sold (excluding
      depreciation, depletion and
      amortization)
        Distribution                   146,677      137,463
        Direct Industrial               50,674       26,005
        Manufacturing                   18,145       11,286
     Selling, distribution and
      administrative expenses          131,251      105,343
     Depreciation, depletion and
       amortization                     21,597       17,815
     Special charge (b)                 (1,000)           -
                                       _______      _______
          Total costs and expenses     367,344      297,912
                                       _______      _______
Operating income:
     Distribution                       27,656       28,694
     Direct Industrial                     884        1,104
     Manufacturing                       3,889        3,702
     Special charge (b)                  1,000            -
                                        ______       ______
          Total operating income        33,429       33,500

Interest expense, net                  (14,806)     (12,108)
Other income, net                          188          473
Equity in earnings (loss)of
  unconsolidated affiliates                754         (115)
Minority interest                         ( 66)        (309)
                                        ______       ______
     Earnings before income taxes       19,499       21,441
Income tax expense                       8,224        9,215
                                        ______       ______
     Net earnings                     $ 11,275     $ 12,226
                                        ======       ======
Per share data:
     Basic earnings per share         $    .16     $    .18
     Diluted earnings per share       $    .16     $    .18
Weighted average shares outstanding:
     Basic                              70,300       66,800
     Diluted                            72,100       69,200
(a)Certain reclassifications have been made to previously issued financial statements to conform to the current presentation.
(b)Represents the reversal of excess reserves that were established at March 31, 1998 in connection with the divestiture of non-strategic businesses.
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                        AIRGAS, INC. AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)

                                                (Unaudited)
                                                 June 30,       March 31,
                                                  1998            1998
                                                __________      ________

ASSETS
Trade accounts receivable, net                 $   194,928     $  186,342
Inventories                                        163,688        154,937
Prepaids and other current assets                   22,919         25,555
                                                 _________      _________
    TOTAL CURRENT ASSETS                           381,535        366,834

Property, plant and equipment, net                 687,313        687,304
Goodwill, net                                      420,804        410,753
Other non-current assets, net                      174,191        176,583
                                                 _________      _________
    TOTAL ASSETS                                $1,663,843     $1,641,474
                                                 =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt                    8,898         12,150
Accounts payable, trade                             85,413         84,602
Accrued expenses and other current liabilities     114,099        128,806
                                                 _________      _________
    TOTAL CURRENT LIABILITIES                      208,410        225,558

Long-term debt                                     855,016        830,845
Deferred income taxes                              126,254        121,356
Other non-current liabilities                       34,448         36,842

Stockholders' equity                               439,715        426,873
                                                 _________      _________
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,663,843     $1,641,474
                                                 =========      =========





















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